Exhibit 99.1

Contact: Kristin Brown, Director of Investor Relations (617) 796-8251 www.ta-petro.com
FOR IMMEDIATE RELEASE
TravelCenters of America Inc. Announces Second Quarter 2021 Financial Results
Company Delivers Significant Financial Improvement in Second Quarter

•Net Income of $28.9 Million Improved $26.8 Million Over Prior Year

•Net Income Per Share of Common Stock Attributable to Common Stockholders of $2.02 Improved $1.76 Over Prior Year

•Adjusted EBITDA of $73.5 Million Improved $27.7 Million, or 60.6%, Over Prior Year

•Adjusted EBITDAR of $137.1 Million Improved $28.3 Million, or 26.0%, Over Prior Year

_____________________________________________________________________________________
Westlake, OH (August 2, 2021): TravelCenters of America Inc. (Nasdaq: TA) today announced financial results for the quarter ended June 30, 2021.
Jonathan M. Pertchik, TA's CEO, made the following statement regarding the 2021 second quarter results:
"TA’s Transformation Plan has been underway for approximately 15 months, and our operating results for the second quarter demonstrate that the changes we are making are taking hold, as we improved net income from $2.2 million to $28.9 million and adjusted EBITDA 60.6% to $73.5 million from $45.8 million compared to the prior year. The improvements were driven primarily by a $60.5 million increase in nonfuel gross margin, which was the result of operating improvements across nearly all business lines. We believe that the many transformation initiatives we put in place are driving better financial results throughout the organization. Our discipline in managing expenses also continues to be an important factor in delivering improved results, helping to drive a 90 basis point improvement in adjusted EBITDAR margin versus the prior year second quarter."

Reconciliations to GAAP:
Adjusted net income, adjusted net income per share of common stock attributable to common stockholders, EBITDA, adjusted EBITDA, adjusted EBITDAR and adjusted EBITDAR margin are non-GAAP financial measures. The U.S. generally accepted accounting principles, or GAAP, financial measures that are most directly comparable to the non-GAAP measures disclosed herein are included in the supplemental tables below.
Second Quarter 2021 Highlights:
•Cash and cash equivalents of $583.3 million and availability under TA's revolving credit facility of $98.4 million for total liquidity of $681.7 million as of June 30, 2021.
•On April 21, 2021, TA completed the sale of its Quaker Steak & Lube, or QSL, business, which included 41 standalone restaurants, for $5.0 million, excluding costs to sell and certain closing adjustments.

•The following table presents detailed results for TA's fuel sales for the 2021 and 2020 second quarters.

(in thousands, except per gallon amounts)	Three Months Ended June 30,
	2021	2020	Change
Fuel sales volume (gallons):
Diesel fuel	512,943	423,082	21.2%
Gasoline	70,687	53,134	33.0%
Total fuel sales volume	583,630	476,216	22.6%

Fuel gross margin	$100,292	$91,900	9.1%
Fuel gross margin per gallon	$0.172	$0.193	(10.9)%
•The following table presents detailed results for TA's nonfuel revenues for the 2021 and 2020 second quarters.

(in thousands, except percentages)	Three Months Ended June 30,
2021	2020	Change
Nonfuel revenues:
Store and retail services	$194,440	$158,240	22.9%
Truck service	194,197	160,987	20.6%
Restaurant	79,938	61,492	30.0%
Diesel exhaust fluid	33,235	24,851	33.7%
Total nonfuel revenues	$501,810	$405,570	23.7%

Nonfuel gross margin	$303,102	$242,619	24.9%
Nonfuel gross margin percentage	60.4%	59.8%	60	pts
•Net income of $28.9 million improved $26.8 million, or 1242.6%, and adjusted net income of $29.7 million improved $18.9 million, or 176.2%, as compared to the prior year period.
•Adjusted EBITDA of $73.5 million increased $27.7 million, or 60.6%, as compared to the prior year period.
•Adjusted EBITDAR of $137.1 million increased $28.3 million, or 26.0%, as compared to the prior year period.
•Adjusted EBITDAR margin increased to 22.8% from 21.9% for the prior year period.

Growth and Cost Control Strategies

During the 2020 second quarter, TA commenced a strategic transformation, or its Transformation Plan, consisting of numerous initiatives across its organization for the purpose of expanding its travel center network, improving and enhancing operational efficiencies and profitability, and strengthening its financial position all in support of its core mission to return every traveler to the road better than they came. Among these initiatives was a corporate restructuring that resulted in immediate selling, general and administrative expense savings and included significant leadership appointments of qualified candidates who bring new and valuable experiences as well as initiative, critical skills and new visions and approaches to TA's business. TA also created a centralized procurement group to drive economies of scale in pricing, increased leverage in vendor negotiations which we believe will ultimately lead to substantial purchasing savings and a streamlined operation. Other key initiatives are focused in areas of liquidity, expanding TA's franchise base, increasing diesel fuel and gasoline gross margin and fuel sales volume, increasing market share in the truck service business, improving merchandising and increasing gross margin in store and retail services, improving operating effectiveness in TA's food service offerings and improving information technology systems, while focusing on opportunities to rationalize and control costs.

Since the beginning of 2019, TA has entered into franchise agreements covering 46 travel centers to be operated under its travel center brand names; four of these franchised travel centers began operations during 2019, 10 began operations during 2020, one began operations during the first quarter of 2021 and two began operations during the second quarter of 2021 and TA expects the remaining 29 to open by the 2023 third quarter.
As a result of some external labor and supply chain constraints, TA's capital expenditures plan for 2021 now contemplates aggregate cash investments in the range of $130.0 million to $150.0 million targeted towards improving and growing TA's core travel center business. The 2021 capital expenditures plan includes projects to enhance the guest experience through significant site level upgrades at TA's travel centers and advanced technology systems infrastructure. Approximately half of TA's capital expenditure plan for 2021 is focused on growth initiatives that TA expects will meet or exceed TA's 15% to 20% cash on cash return hurdle.

Importantly, TA is committed to embracing environmentally friendly sources of energy and has formed a new business division, eTA, that will seek to deliver sustainable and alternative energy to the marketplace and focus on partnering with the public sector, private companies and customers to facilitate industry transformation. This business division will extend TA's commitment to providing the widest range of non-fuel offerings across its sites. Recent accomplishments include continued expansion of TA's biodiesel blending capabilities, availability of DEF at the pump and placement of electric vehicle charging stations. Moreover, TA has hired a senior leader to lead eTA and has begun to onboard additional dedicated internal resources, as well as create relationships within the supply, storage and distribution chain, with respect to its alternative energy initiative. TA believes its large, well-located sites and its focus as a pure supplier may provide TA with the opportunity to make both fossil and, eventually, non-fossil fuels available and to potentially balance or adjust its product and service offerings as it may determine and subject to availability.

Conference Call
On August 3, 2021, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2021. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10157606.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's second quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America Inc.

TA's nationwide business includes travel centers located in 44 U.S. states and in Canada and standalone truck service facilities located in three states. TA's travel centers operate under the "TravelCenters of America," "TA," "TA Express," "Petro Stopping Centers" and "Petro" brand names and offer diesel fuel and gasoline, restaurants, truck repair services, travel/convenience stores and other services designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's standalone truck service facilities operate under the "TA Truck Service" brand name.

TRAVELCENTERS OF AMERICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Fuel	$1,328,631	$577,410	$2,405,889	$1,452,339
Nonfuel	501,810	405,570	949,724	830,577
Rent and royalties from franchisees	3,839	3,123	7,763	6,535
Total revenues	1,834,280	986,103	3,363,376	2,289,451

Cost of goods sold (excluding depreciation):
Fuel	1,228,339	485,510	2,228,167	1,278,484
Nonfuel	198,708	162,951	370,930	324,670
Total cost of goods sold	1,427,047	648,461	2,599,097	1,603,154

Site level operating expense	233,996	197,522	461,226	434,086
Selling, general and administrative expense	36,590	37,976	72,520	75,204
Real estate rent expense	63,611	63,079	127,480	126,667
Depreciation and amortization expense	24,139	28,254	47,968	56,814
Other operating income, net	(872)	—	(872)	—

Income (loss) from operations	49,769	10,811	55,957	(6,474)

Interest expense, net	11,739	7,233	23,123	14,689
Other expense, net	1,304	335	2,701	876
Income (loss) before income taxes	36,726	3,243	30,133	(22,039)
(Provision) benefit for income taxes	(7,779)	(1,087)	(6,929)	5,654
Net income (loss)	28,947	2,156	23,204	(16,385)
Less: net (income) loss for noncontrolling interest	(409)	32	(333)	52
Net income (loss) attributable to common stockholders	$29,356	$2,124	$23,537	$(16,437)

Net income (loss) per share of common stock attributable to common stockholders:
Basic and diluted	$2.02	$0.26	$1.62	$(1.98)

Weighted average vested shares of common stock	14,236	7,944	14,232	7,924
Weighted average unvested shares of common stock	331	380	337	394
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, unless indicated otherwise)
TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance and believes that they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
The non-GAAP financial measures TA presents should not be considered as alternatives to net income (loss) attributable to common stockholders, net income (loss), income (loss) from operations, operating margin, total fuel gross margin and nonfuel revenues or net loss per share of common stock attributable to common stockholders as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that adjusted net income (loss), adjusted net income (loss) per share of common stock attributable to common stockholders, EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents the operating results of TA's operations without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. TA calculates EBITDA as net income (loss) before interest, income taxes and depreciation and amortization expense, as shown below. TA calculates adjusted EBITDA by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
In addition, TA believes that, because it leases a majority of its travel centers, presenting adjusted EBITDAR and adjusted EBITDAR margin may help investors compare the value of TA against companies that own and finance ownership of their properties with debt financing, since these measures eliminate the effects of variability in leasing methods and capital structures. These measures may also help investors evaluate TA's valuation if it owned its leased properties and financed that ownership with debt, in which case the interest expense TA incurred for that debt financing would be added back when calculating EBITDA. Adjusted EBITDAR and adjusted EBITDAR margin are presented solely as valuation measures and should not be viewed as measures of overall operating performance or considered in isolation or as an alternative to net loss because they exclude the real estate rent expense associated with TA's leases and they are presented for the limited purposes referenced herein. TA calculates EBITDAR as net loss before interest, income taxes, real estate rent expense and depreciation and amortization expense and adjusted EBITDAR by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses. TA calculates adjusted EBITDAR margin as adjusted EBITDAR as a percentage of total fuel gross margin and nonfuel revenues.
TA believes that net income (loss) is the most directly comparable GAAP financial measure to adjusted net income (loss), EBITDA, adjusted EBITDA and adjusted EBITDAR and net income (loss) per share of common stock attributable to common stockholders is the most directly comparable GAAP financial measure to adjusted net income (loss) per share of common stock attributable to common stockholders.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, unless indicated otherwise)
The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three and six months ended June 30, 2021 and 2020.

Calculation of adjusted net income (loss):	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$28,947	$2,156	$23,204	$(16,385)
Add: Reorganization Plan costs(1)	—	3,884	—	4,288
Add: Goodwill impairment(2)	—	3,046	—	3,046
Add: QSL impairment(3)	—	—	650	—
Add: Asset write offs(4)	—	1,372	—	6,534
Add: Field employee bonus expense(5)	—	2,381	—	3,769
Add: Executive compensation expense(6)	—	803	—	2,109
Add: Equity investment ownership dilution(7)	1,826	—	1,826	—
Less: Gain on sale of assets, net(8)	(897)	—	(897)	—
Less: Tax impact of adjusting items(9)	(195)	(2,894)	(331)	(4,976)
Adjusted net income (loss)(10)	$29,681	$10,748	$24,452	$(1,615)

Calculation of adjusted net income (loss) per share of common stock attributable to common stockholders (basic and diluted):	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) per share of common stock attributable to common stockholders (basic and diluted)	$2.02	$0.26	$1.62	$(1.98)
Add: Reorganization Plan costs(1)	—	0.47	—	0.52
Add: Goodwill impairment(2)	—	0.36	—	0.37
Add: QSL impairment(3)	—	—	0.04	—
Add: Asset write offs(4)	—	0.16	—	0.79
Add: Field employee bonus expense(5)	—	0.29	—	0.45
Add: Executive compensation expense(6)	—	0.10	—	0.25
Add: Equity investment ownership dilution(7)	0.13	—	0.13	—
Less: Gain on sale of assets, net(8)	(0.06)	—	(0.06)	—
Less: Tax impact of adjusting items(9)	(0.01)	(0.35)	(0.02)	(0.60)
Adjusted net income (loss) per share of common stock attributable to common stockholders (basic and diluted)(10)	$2.08	$1.29	$1.71	$(0.20)

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, unless indicated otherwise)

Calculation of EBITDA, adjusted EBITDA and adjusted EBITDAR:	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$28,947	$2,156	$23,204	$(16,385)
Less (add): Benefit (provision) for income taxes	7,779	1,087	6,929	(5,654)
Add: Depreciation and amortization expense	24,139	28,254	47,968	56,814
Add: Interest expense, net	11,739	7,233	23,123	14,689
EBITDA	72,604	38,730	101,224	49,464
Add: Reorganization Plan costs(1)	—	3,884	—	4,288
Add: Field employee bonus expense(5)	—	2,381	—	3,769
Add: Executive compensation expense(6)	—	803	—	2,109
Add: Equity investment ownership dilution(7)	1,826	—	1,826	—
Less: Gain on sale of assets, net(8)	(897)	—	(897)	—
Adjusted EBITDA(10)	73,533	45,798	102,153	59,630
Add: Real estate rent expense	63,611	63,079	127,480	126,667
Adjusted EBITDAR(10)	$137,144	$108,877	$229,633	$186,297

Calculation of operating margin:	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total revenues	$1,834,280	$986,103	$3,363,376	$2,289,451
Income (loss) from operations	49,769	10,811	55,957	(6,474)
Operating margin	2.7%	1.1%	1.7%	(0.3)%

Calculation of adjusted EBITDAR margin:	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Fuel gross margin	$100,292	$91,900	$177,722	$173,855
Nonfuel revenues	501,810	405,570	949,724	830,577
Total fuel gross margin and nonfuel revenues	$602,102	$497,470	$1,127,446	$1,004,432

Adjusted EBITDAR(10)	$137,144	$108,877	$229,633	$186,297
Adjusted EBITDAR margin	22.8%	21.9%	20.4%	18.5%

(1) Reorganization Plan Costs. On April 30, 2020, TA commenced a company-wide reorganization plan, or the Reorganization Plan. During the three and six months ended June 30, 2020, TA recognized $3.9 million and $4.3 million, respectively, of costs related to the Reorganization Plan, which were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).
(2) Goodwill Impairment. During the three and six months ended June 30, 2020, TA recognized a goodwill impairment charge of $3.0 million with respect to its QSL reporting unit, which were recognized in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss).
(3) QSL Impairment. TA had classified its QSL business as held for sale as of December 31, 2020. During the six months ended June 30, 2021 and prior to the sale completed on April 21, 2021, TA recorded additional impairment charges of $650 relating to its QSL business, which were included in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss). Refer to note 8 below for more information on the sale of QSL.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, unless indicated otherwise)
(4) Asset Write Offs. During the three and six months ended June 30, 2020, TA wrote off $0.8 million of intangibles relating to three QSL franchises that closed in April 2020. During the three and six months ended June 30, 2020, TA wrote off $0.5 million and $5.7 million, respectively, related to truck service programs that were canceled. These amounts were included in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss).
(5) Field Employee Bonus Expense. In March and April 2020, TA paid cash bonuses to certain employees who continued to work at its locations during the COVID-19 pandemic. These bonuses resulted in additional compensation expense of $2.4 million and $3.8 million for the three and six months ended June 30, 2020, respectively, which were included in site level operating expense in TA's consolidated statements of operations and comprehensive income (loss).
(6) Executive Compensation Expense. TA agreed to accelerate the vesting of previously granted stock awards and make cash payments as part of TA's retirement and separation agreements with certain former executive officers. The accelerations and cash payments resulted in additional compensation expense of $0.8 million and $2.1 million for the three and six months ended June 30, 2020, respectively, which were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).
(7) Equity Investment Ownership Dilution. During the three and six months ended June 30, 2021, TA reduced its ownership in Epona, LLC, owner of QuikQ LLC, an equity method investment, to less than 50%, for which a loss of $1.8 million was included in other expense, net in TA's consolidated statements of operations and comprehensive income (loss).
(8) Gain on Sale of Assets, Net. In May 2021, TA sold a property located in Mesquite, Texas, to Industrial Logistics Properties Trust, or ILPT, for a sales price of $2.2 million, excluding selling costs. The RMR Group LLC provides management services to ILPT and Mr. Portnoy serves as the chair of the board of trustee and as a managing trustee of ILPT. TA recognized a gain on the sale of $1.5 million. On April 21, 2021, TA completed the sale of its QSL business for $5.0 million, excluding costs to sell and certain closing adjustments. TA recognized a loss on the sale of $0.6 million. The gain and loss on the sale of assets were included in other operating income, net for the three and six months ended June 30, 2021.
(9) Tax Impact of Adjusting Items. TA calculated the income tax impact of the adjustments described above by using its estimated statutory income tax rates of 21.0% and 25.2% for the three and six months ended June 30, 2021 and 2020, respectively.
(10) Reconciliations from net income (loss), or net income (loss) per share of common stock attributable to common stockholders (basic and diluted), the financial measures determined in accordance with GAAP to the non-GAAP financial measures disclosed herein, are included in the supplemental table above.

TRAVELCENTERS OF AMERICA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$583,251	$483,151
Accounts receivable, net	142,835	94,429
Inventory	165,920	172,830
Other current assets	22,209	35,506
Total current assets	914,215	785,916

Property and equipment, net	785,052	801,789
Operating lease assets	1,693,350	1,734,883
Goodwill	22,213	22,213
Intangible assets, net	11,209	11,529
Other noncurrent assets	111,469	87,530
Total assets	$3,537,508	$3,443,860

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$229,207	$158,075
Current operating lease liabilities	114,023	111,255
Other current liabilities	196,953	175,867
Total current liabilities	540,183	445,197

Long term debt, net	525,070	525,397
Noncurrent operating lease liabilities	1,706,020	1,763,166
Other noncurrent liabilities	100,853	69,121
Total liabilities	2,872,126	2,802,881

Stockholders' equity (14,581 and 14,574 shares of common stock outstanding as of June 30, 2021 and December 31, 2020, respectively)	665,382	640,979
Total liabilities and stockholders' equity	$3,537,508	$3,443,860
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, to be filed with the U.S. Securities and Exchange Commission.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever TA uses words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "will," "may" and negatives or derivatives of these or similar expressions, TA is making forward-looking statements. These forward-looking statements are based upon TA's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TA's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TA's control. Among others, the forward-looking statements which appear in this press release that may not occur include:
•Statements about increased operating results may imply that TA will realize similar or better results in the future and that TA's business may be profitable in the future. TA operates in a highly competitive industry and its business is subject to various market and other risks and challenges. As a result, TA may not be able to realize similar or better results in the future and it may fail to be profitable in the future for these or other reasons. Since TA became publicly traded in 2007, TA's operations have generated losses and only occasionally generated profits;
•Statements about TA commencing numerous initiatives that it believes will improve and enhance its operational efficiencies and profitability, increase diesel fuel and gasoline gross margin and fuel sales volume, increase market share in the truck service industry, improve merchandising and gross margin in store and retail services, improve operating effectiveness in its full service restaurants and expand its franchise base. Further, TA's statements about performance improvements it believes it has already realized from certain of these changes. However, TA may not be able to recognize the improvements to its operating results that it anticipates. In addition, the costs incurred to complete the initiatives may be more than TA anticipates;
•Statements about TA's ability to effectively execute through challenging times caused by the COVID-19 pandemic may imply TA will continue to be able to effectively execute during the pandemic and its aftermath. However, it is uncertain when the pandemic may end and what its ultimate impact will be on the economy, the travel center industry and TA's business. As a result, TA may be unable to effectively execute if the pandemic continues for an extended duration or worsens;
•Statements about TA's discipline around managing expenses. However, TA may not realize or maintain these cost savings;
•Statements about various divisional changes and TA's expected benefits from those changes. TA may not realize the benefits it expects from these changes;
•Statements about TA's capital plan and the resulting benefits TA expects for its business and performances. Capital plans may take longer to complete and cost more than expected. Further, the projects pursued may not turn out as planned and may result in TA not realizing the benefits it expects;
•Statements about the commitment of TA's 2021 capital expenditures plan being in the range of $130.0 million and $150.0 million. TA may spend less or more than that amount;
•Statements about expecting to expand TA's network by entering into new franchise agreements. TA may not succeed in entering these agreements and the commencement and stabilization of any new franchises may not occur or may be delayed, and these franchises may not be successful or generate the royalties for TA that it expects;
•Statements about TA's targeted returns on its capital expenditures. TA may not be able to realize those returns;
•Statements about investing capital into relationships with companies that supply, distribute or store electric or other non-fossil fuel, alternative energy resources. TA may decide not to invest capital into these relationships and these relationships may not materialize or become beneficial, and if TA does further pursue this business or make these investments TA may not realize the returns or other benefits it may expect and TA could realize losses; and
•Statements about TA's new eTA division, its new management, its strategy and plan development, its California Energy Commission grant and its developing of collaborative relationships with groups in both electric and hydrogen vehicles. The alternative fuel market is still in its early stages and it is not clear which, if any, of those fuels and technologies will achieve commercial success and scale. As a result, it is uncertain how TA's business may change, adapt or evolve for the new fuels and technologies. TA's pursuit of any of these may not be successful and it may incur losses with respect to these efforts.

The information contained in TA's periodic reports, including TA's Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the U.S. Securities and Exchange Commission, or SEC, and TA's Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, which have been or will be filed with the SEC, under the caption "Risk Factors," or elsewhere in those reports, or incorporated therein, identifies other important factors that could cause differences from TA's forward-looking statements. TA's filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements. Except as required by law, TA does not intend to update or change any forward-looking statement as a result of new information, future events or otherwise.
(End)